                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 ACME METALS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                           [ACME METALS INCORPORATED]





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF ACME METALS INCORPORATED:

     Notice is hereby given that the 1999 Annual Meeting of Shareholders of Acme Metals Incorporated, a Delaware corporation (the "Company"), will be held at the Wyndham Toledo Hotel, Two SeaGate/Summit Street, Toledo, Ohio 43604 on Thursday, April 22, 1999, at 10:00 a.m., Eastern Daylight Saving Time, for the purpose of considering and voting on:

        1. the election of three directors to serve for a three-year term and one director to serve for a two-year term;

        2. the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year 1999; and

        3. the transaction of such other business as may properly come before the Annual Meeting.

     The Board of Directors has determined that only shareholders of record at the close of business on Monday, March 8, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting, please complete the proxy card enclosed and return it promptly in the accompanying postage prepaid envelope. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                             By order of the Board of Directors,

                                             /s/ Edward P. Weber, Jr.
                                             ------------------------
                                             Edward P. Weber, Jr.
                                             Secretary


Riverdale, Illinois
March 17, 1999

                     IMPORTANT -- YOUR PROXY IS ENCLOSED IN
                      THE ENVELOPE CONTAINING THIS MATERIAL

 13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60827-1182; PHONE (708) 849-2500

                            ACME METALS INCORPORATED
            13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60827-1182
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Acme Metals Incorporated, a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), for the Annual Meeting of Shareholders of the Company to be held on April 22, 1999 (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Meeting.

     The cost of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone and by certain directors, executive officers or regular employees of the Company, none of whom will receive any compensation therefor in addition to their regular remuneration. The Company will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc., 445 Park Avenue, New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, but not individual holders of record, by personal interview, telephone, telegram, facsimile or mail. The Company will pay Morrow & Co., Inc. fees not to exceed $5,500 and will reimburse Morrow & Co., Inc. for certain expenses incurred.

     The Notice of Meeting, this Proxy Statement, form of proxy card and Report on Form 10-K for the fiscal year ended December 27, 1998 are being mailed on or about March 22, 1999 to each shareholder of the Company at the holder's address of record.

                                CHAPTER 11 FILING

     On September 28, 1998, the Company and its principal direct and indirect subsidiaries filed separate voluntary petitions for protection and reorganization ("Reorganization") under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court (the "Bankruptcy Court") for the District of Delaware (the "Chapter 11 Filing"). These cases are being jointly administered under Case Number 98-2179 pursuant to Rule 1015 (b) of the Federal Rules of Bankruptcy Procedure. Bankruptcy petitions were filed in order to give the Company an opportunity to reorganize its businesses while working to restructure its indebtedness. The Company is in possession of its properties and assets and continues to operate with its existing directors and officers as a debtor-in-possession subject to the supervision of the Bankruptcy Court.

                              VOTING AT THE MEETING

     The Board of Directors has fixed the close of business on March 8, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the record date, there were 11,664,571 shares of Common Stock outstanding and entitled to vote on all matters to be acted upon at the Annual Meeting.

     Under Delaware law and the Company's Restated Certificate of Incorporation, for each share of Common Stock held, each shareholder is entitled to cast one vote for each nominee for each of the four directorships to be filled. On other matters, each shareholder is entitled to cast one vote for each share of Common Stock held. The four nominees for director receiving the highest number of votes cast will be elected whether or not any of them receive the vote of a majority of the shares represented at the Annual Meeting. Approval of Proposal No. 2 addressing ratification of the selection of independent accountants, described herein, will require the affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting. Representation in person or by proxy of a majority of the outstanding shares entitled to vote is required for a quorum at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to shareholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Shares of Common Stock represented by properly executed proxies, if such proxies are received at or prior to the Annual Meeting and not revoked, will be voted at such Annual Meeting in accordance with any specifications thereon; or, if no specifications are made, will be voted FOR the election of the Board of Directors' nominees and FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants. Any proxy may be revoked at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of the Company of a written revocation, or by voting by ballot at the Annual Meeting.

     The Company's Report on Form 10-K for the fiscal year ended December 27, 1998 is being mailed to shareholders on or before the date of mailing of this Proxy Statement. The Report on Form 10-K contains financial and other information about the Company, but the Report on Form 10-K is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

     The Notice of Meeting, this Proxy Statement and a voting instruction card are being mailed to eligible participants in the Company's Salaried Employees' Retirement Savings Plan and the Alpha Tube Corporation Employees' 401(k) Retirement Plan. Vanguard Fiduciary Trust Company, Trustee for the plans and as the shareholder of record of the shares of Common Stock held in the plans, will vote the shares in accordance with written instructions from the participants. Where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this Proxy Statement.

                   ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     The Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not fewer than three nor more than fifteen directors, as may be fixed by the Board of Directors from time to time. The directors are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At each Annual Meeting successors to the class of directors whose term expires at that Annual Meeting are elected. Shareholders may only vote their shares for the number of nominees named in this Proxy Statement.

     There are currently eleven directors: four Class I directors whose terms expire in 1999 (Messrs. Lane, Rayfield, Sutherland and Wilson); four Class II directors whose terms expire in 2000 (Messrs. Bennett, Davis, Laidlaw and LePage) and three Class III directors whose terms expire in 2001 (Messrs. MacDonald, Marsden and Sovey). The Board of Directors has previously fixed the number of directors at eleven.

     Should all directors be elected as proposed, the number and classes of directors would be three Class I directors with terms expiring in 2002, four Class II directors with terms expiring in 2000, and four Class III directors with terms expiring in 2001.

     The three persons listed below as nominees to be elected as Class I directors and the one individual listed below as a nominee to be elected as a Class III director will serve for the terms indicated and until their respective successors shall be elected and qualified. All of such nominees are currently serving as directors of the Company. Each nominee has consented to being named in this Proxy Statement and to serve if elected. In the event of the inability of any one or more of the nominees to stand for election, which is not anticipated, the Board of Directors has authorized Messrs. Edward P. Weber, Jr. and Jerry F. Williams ("Proxies"), in the exercise of their discretion, to nominate and vote for a substitute nominee or nominees, or in lieu thereof, the Board of Directors may reduce the number of directors in accordance with the By-Laws of the Company.

     At the time of the reorganization of the Company in 1992, the directors of Acme Steel Company became directors of the Company. Each incumbent director's term of office remained the same as it had been with Acme Steel Company. The term of office indicated below includes the term of office with Acme Steel Company, if applicable.

     Information regarding the nominees and other directors whose terms are not expiring at the Annual Meeting is set forth below. There are no marriage, blood or adopted relationships among the individuals. Each director has served continuously since he was first elected.

     Pursuant to the terms of a 1993 labor agreement with the United Steelworkers of America ("USWA"), the USWA has the right to designate a nominee for consideration by the Nominating Committee and the Board of Directors for one seat on the Board of Directors. The nominee is to be a prominent member of the business, labor or academic community. The nominee shall not be or become, while serving as a director, an officer, employee or director of the USWA. Subject to complying with the same standards of conduct as every other Company director, and subject to election by the shareholders, the USWA nominee will serve as a director during the term of the 1993 labor agreement which terminates August 31, 1999. Mr. Buddy W. Davis was designated during 1996 by the USWA for consideration by the Nominating Committee to be a director of the Company. The Nominating Committee recommended Mr. Davis' election to the Board of Directors and at its June 20, 1996 meeting the Board of Directors elected Mr. Davis as a Class II director. Mr. Davis was re-elected a director by the shareholders at the Company's 1997 Annual Meeting.


     NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 2002

[PHOTO]                              JOHN T. LANE
                                     Age: 56
                                     Director since April 1997
                                     Member:  Compensation, Finance and
                                              Nominating Committees

                                     Organizational Consultant; Managing
                                     Director and Head of U.S. Private Banking of J. P. Morgan & Co. (investment banking firm) from 1990 to 1994; other senior positions at J. P. Morgan & Co. from 1973 to 1990.


[PHOTO]                              ALLAN L. RAYFIELD
                                     Age: 63
                                     Director since April 1996
                                     Member:  Compensation, Finance and
                                              Nominating Committees

                                     Chief Executive Officer and Director of M/A
                                     Com, Inc. (microwave manufacturer) November
                                     1993 to December 1994; President, Chief
                                     Operating Officer and Director of M/A Com,
                                     Inc. March 1991 to November 1993; Chairman of the Board and Chief Executive Officer of International Telecharge Inc.
                                     (telecommunications operator service
                                     company) April 1990 to March 1991. He is a director of Parker-Hannifin Corporation and Arch Communications Group, Inc.


[PHOTO]                              L. FREDERICK SUTHERLAND
                                     Age: 47
                                     Director since January 1995
                                     Member:  Compensation, Finance (Chairman)
                                              and Nominating Committees

                                     Executive Vice President and Chief
                                     Financial Officer of ARAMARK Corporation
                                     (diversified services management company) since May 1997; President of Uniform Services Group of ARAMARK Corporation April 1, 1993 to May 1997; Senior Vice President, Finance of ARAMARK Corporation February 1991 to April 1993; Vice President of Corporate Finance and Development of ARAMARK Corporation August 1988 to February 1991.

    NOMINEE FOR ELECTION AS A CLASS III DIRECTOR FOR A TERM EXPIRING IN 2001


[PHOTO]                              WILLIAM R. WILSON
                                     Age:  71
                                     Director since July 1992
                                     Member:  Audit Review, Compensation and
                                              Nominating Committees

                                     Retired Chairman of the Board and Chief
                                     Executive Officer of Lukens, Inc.
                                     (manufacturer and seller of plate steel and stainless steel products since December 1991; Chairman of the Board and Chief Executive Officer of Lukens Inc. April 1981 to December 1991. He is a director of Columbia Energy Group.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE (3) NOMINEES AS CLASS I DIRECTORS OF THE COMPANY AND FOR THE ELECTION OF THE ONE (1) NOMINEE AS A CLASS III DIRECTOR OF THE COMPANY WHICH IS PRESENTED AS PROPOSAL NO. 1.







       CLASS II DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2000


[PHOTO]                              STEPHEN D. BENNETT
                                     Age: 49
                                     Director since January 1993
                                     Member:  Executive (Chairman), Finance and
                                              Nominating (ex officio) Committees

                                     President and Chief Executive Officer of the Company since April 15, 1996; President and Chief Operating Officer of the Company January 1993 to April 15, 1996; Group Vice President of the Company May 1992 to December 1992; Group Vice President of Acme Steel Company January 1992 to May 1992 and Vice President-Operations of Acme Steel Company June 1990 to December 1991; General Manager of Fairfield Works, USS Division of USX Corporation (domestic integrated steel producer) December 1987 to May 1990.

 CLASS II DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2000 - CONTINUED


[PHOTO]                              BUDDY W. DAVIS
                                     Age: 69
                                     Director since June 1996
                                     Member:  Audit Review and Nominating
                                              Committees

                                     District 34 Director of the
                                     United Steelworkers of
                                     America, AFL-CIO-CLC from 1977
                                     to 1993.


[PHOTO]                              ANDREW R. LAIDLAW
                                     Age: 52
                                     Director since May 1987

                                     Member: Audit Review (Chairman), Executive
                                             and Nominating Committees

                                     Chairman of the Executive Committee or
                                     Partner at the firm of Seyfarth, Shaw,
                                     Fairweather & Geraldson (law firm) since
                                     1978.

[PHOTO]                              FRANK A. LEPAGE
                                     Age: 71
                                     Director since May 1987
                                     Member: Audit Review, Compensation
                                             (Chairman), and Nominating
                                             Committees

                                     Retired Director and Executive Vice
                                     President of The Firestone Tire & Rubber
                                     Company (manufacturer of tires and related products) since 1982.



      CLASS III DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2001


[PHOTO]                              REYNOLD C. MACDONALD
                                     Age: 80
                                     Director since June 1986

                                     Member: Executive, Finance and Nominating
                                             Committees

                                     Retired Chairman of the Board of Acme Steel
                                     Company since May 1992; Chairman of the
                                     Board of Acme Steel Company June 1986 to
                                     May 1992. He is a director of Kaiser
                                     Ventures Inc.

CLASS III DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2001 - CONTINUED


[PHOTO]                              BRIAN W. H. MARSDEN
                                     Age: 67
                                     Director since June 1986
                                     Member: Audit Review, Executive and
                                             Nominating Committees

                                     Chairman of the Board (non-employee) of the Company since March 1, 1997; Chairman of the Board of the Company since April 15, 1996; Chairman of the Board and Chief Executive Officer of the Company January 1, 1993 to April 15, 1996; Chairman of the Board, President and Chief Executive Officer of the Company May 1992 to December 1992; President and Chief Executive Officer of Acme Steel Company June 1986 to May 1992.


[PHOTO]                              WILLIAM P. SOVEY
                                     Age: 65
                                     Director since June 1991
                                     Member: Compensation, Finance, Executive and Nominating (Chairman) Committees

                                     Chairman of the Board of Newell Co.
                                     (manufacturing and marketing company for high volume hardware and housewares, office and industrial products) since January 1, 1998; Vice Chairman of the Board and Chief Executive Officer of Newell Co. 1992 through 1997; President and Chief Operating Officer of Newell Co. 1986 to 1992. He is a director of Newell Co. and Teco Energy, Inc.


                    (Rest of page intentionally left blank.)

BOARD OF DIRECTORS' AND COMMITTEE MEETINGS

     The Board of Directors has an Audit Review Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Nominating Committee. During the fiscal year ended December 27, 1998 there were twelve Board of Directors' meetings, two Audit Review Committee meetings, four Compensation Committee meetings, four Finance Committee meetings and one Nominating Committee meeting. The Executive Committee did not meet during 1998. Each director was present for at least 75% of the combined number of meetings of the Board of Directors and Committees on which each director served. The members of the Committees are identified in their biographical descriptions above.

COMMITTEES

     The Audit Review Committee is charged with the duties of recommending to the Board of Directors the appointment of independent accountants, meeting periodically with the independent accountants and internal auditors to review the adequacy of internal controls and financial reporting, reviewing financial statements, and reviewing, appraising, and reporting to the Board of Directors on accounting and reporting practices, the internal control system and the audit effort by both the independent accountants and internal auditors.

     The Compensation Committee, which consists entirely of non-employee directors, reviews and makes recommendations to the Board of Directors regarding all salaries and benefits relating to officers of the Company and its subsidiaries and certain highly compensated employees, reviews and makes recommendations regarding the Company's benefit plans, and directs the administration of certain benefit plans.

     The Executive Committee may exercise all of the powers of the Board of Directors with reference to the conduct of the business and affairs of the Company in the interim between meetings of the Board of Directors.

     The Finance Committee reviews and makes recommendations to the Board of Directors with respect to allocation of resources for capital expenditures, dividend policy, capitalization of the Company, major debt and equity financing transactions, financial aspects of major acquisitions or dispositions of businesses or assets by the Company and investment policies of pension funds established for the benefit of employees of the Company and its subsidiaries.

     The Nominating Committee reviews and makes recommendations to the Board of Directors regarding criteria for membership on the Board of Directors, the number of members of the Board of Directors, reviews nominees for membership to the Board of Directors, makes recommendations to the Board of Directors with respect to the Company's policies on the level of compensation of members of the Board of Directors and the retention and retirement of directors who are not officers of the Company.

     Shareholders desiring to recommend nominees for consideration by the Nominating Committee should submit, together with appropriate biographical information, a statement of the nominee's qualifications and consent to the Secretary of the Company, 13500 South Perry Avenue, Riverdale, Illinois 60827-1182. Such information must be received by the Secretary of the Company not less than 120 days prior to the Annual Meeting of Shareholders.

DIRECTORS' COMPENSATION

     During fiscal 1998, directors who were not also employees of the Company were entitled to an annual directors' fee of $18,000, a fee of $1,000 for attending a meeting of the Board of Directors and a fee of $1,000 for attending a meeting of a Committee of the Board of Directors, whether or not more than one meeting was held on the same day. The Chairmen of the Audit Review, Compensation, Finance and Nominating Committees were paid an additional annual fee of $2,000. The Company provides accidental death insurance for all outside directors while on the business of the Company. Those directors who are employees of the Company do not receive additional compensation for their service as directors. All directors are reimbursed for expenses incurred in connection with Board of Directors' and Committee meetings. Any payments for fees for Board of Directors' and Committee Meetings and quarterly payments of the annual retainer which remained uncollected by directors on September 28, 1998, the date of the Chapter 11 Filing, are pre-petition obligations of the Company which the Company is prohibited from paying.

     Mr. Marsden entered into a Retainer Agreement with the Company effective March 1, 1997 pursuant to which he agreed to serve as Chairman of the Board of the Company until April 23, 1998 for an annual retainer of $100,000. The Retainer Agreement was renewed for an additional one year period, and is currently in effect through April 22, 1999, upon the same terms and conditions contained in the original agreement. In addition to the annual retainer, Mr. Marsden is provided the use of an office and office services at the Company's headquarters, continued participation in the Company's automobile reimbursement program and key person physical examination program, and reimbursement of country club dues and tax preparation fees. The amounts paid or accrued for such perquisites amounted to approximately $32,832 in fiscal 1998.

     In 1992 the Company adopted the Acme Metals Incorporated Non-Employee Directors Retirement Plan (the "Directors Retirement Plan"), which was terminated as of April 24, 1997. The Directors Retirement Plan provided for the payment of certain benefits commencing at age 65 to directors who were not employees of the Company who served on and then retired from the Board of Directors. Four years of service as a non-employee director were required for a director to be eligible to receive a minimum retirement benefit of 40% of the annual retainer in effect at the date of retirement. The benefit increased 10% for each additional year of service to a maximum of 100% of the annual retainer in effect at the date of retirement. The termination of the Directors Retirement Plan resulted in it being frozen for former directors then receiving, or eligible to receive at age 65, benefits thereunder. Under the terms of the Directors Retirement Plan, directors who retired prior to April 24, 1997 are entitled to receive pension benefits for life. Active directors as of April 24, 1997 who had four or more years of service had the option of: (i) having their vested pension benefit percentage multiplied times the current annual directors' retainer of $18,000 frozen as of April 24, 1997 ("Vested Pension Benefit") and paid out annually for life commencing at normal retirement age; or, (ii) having the amount of their Vested Pension Benefit as of April 24, 1997 converted to shares of phantom stock on April 24, 1997. The number of shares of phantom stock was determined by dividing the Vested Pension Benefit by the price of the Company's Common Stock on April 24, 1997. If option (ii) was elected, a director is entitled to receive an annual pension following his retirement from the Board, commencing at normal retirement age and during his lifetime, equal to the number of phantom shares in his account multiplied by the price of the Company's Common Stock on the effective date of the director's retirement from the Board. Pension benefits currently payable pursuant to the Directors Retirement Plan and those payable following its termination pursuant to the two options described above are unfunded and non-qualified and will be paid out of current earnings. No benefits are or will be payable to the spouse or dependents of a retired director. Payments under the Directors Retirement Plan, and those payable following its termination pursuant to the two options described above, have been suspended since the Chapter 11 Filing. The status of the Directors Retirement Plan and future payments from it are uncertain as a result of the Chapter 11 Filing.

     Concurrent with the termination of the Directors Retirement Plan, the Board of Directors recommended and the shareholders of the Company approved at the April 24, 1997 Annual Meeting, the adoption of the Acme Metals Incorporated 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Stock Option Plan"). Pursuant to the Directors' Stock Option Plan, which is administered by the Nominating Committee of the Board of Directors, each non-employee member of the Board of Directors is each year granted 2,000 non-qualified options to purchase shares of Common Stock at the Annual Meeting of the Board of Directors which immediately follows the Company's Annual Meeting of Shareholders. The options are granted at the market value per share on the date of grant, determined by calculating the average of the high and low prices of the Common Stock on the date of grant. The options become exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter, unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, or disability. The options expire ten years from the date of grant, subject to earlier termination as set forth in the Directors' Stock Option Plan should a director leave the Board for a reason other than death, retirement or disability. Pursuant to the Directors' Stock Option Plan, Messrs. Davis, Laidlaw, Lane, LePage, MacDonald, Marsden, Rayfield, Sovey, Sutherland and Wilson were each granted 2,000 options at an exercise price of $9.00 on April 23, 1998.

                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



CERTAIN BENEFICIAL OWNERS


     As of March 8, 1999, the following entity was known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:


                                                           NUMBER OF SHARES           PERCENT
                                                            OF COMMON STOCK             OF
         NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIALLY OWNED (1)       CLASS (2)
         ------------------------------------           ----------------------       ---------
      Mackenzie Financial Corporation................       1,276,800(3)               10.9%
         Suite 805
         150 Bloor Street West
         Toronto, Ontario M5S 3B5

                             -----------------------



(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 based on the number of shares of Company Common Stock outstanding as of March 8, 1999.

(3) The number of shares of Common Stock beneficially owned was determined through correspondence between a representative of the Company and a representative of Mackenzie Financial Corporation ("MacKenzie") in March 1999, in which the representative of Mackenzie stated that "various accounts managed by Mackenzie in the aggregate own 1,276,800 shares of Common Stock representing approximately 10.9% of the outstanding shares of Common Stock. Mackenzie acquired the shares in the ordinary course of business and not with the purpose or effect of changing or influencing control of Acme Metals Incorporated."

OTHER PRINCIPAL HOLDER OF VOTING SECURITIES

     On March 8, 1999, Vanguard Fiduciary Trust Company, Trustee for the Company's Salaried Employees' Retirement Savings Plan and the Alpha Tube Corporation Employees' 401(k) Retirement Plan, held 779,944 shares, or 6.7%, of the shares of Common Stock then outstanding, a portion of which are included in the share ownership of executive officers in the table of officers' and directors' beneficial ownership of securities below. Shares held by the Trustee on account of each of the participating employees will be voted by the Trustee in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this Proxy Statement.

OFFICERS AND DIRECTORS

     The following table sets forth as of March 8, 1999 information with respect to beneficial ownership of the Company's Common Stock by all directors and nominees, each of the executive officers named in "Executive Compensation" below, and all directors and executive officers as a group.


                                                                                   PERCENT
                                                       AMOUNT AND NATURE OF           OF
             NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)      CLASS(2)
             ------------------------                 -----------------------      --------
Stephen D. Bennett ............................              105,037(3)                *
Buddy W. Davis ................................                  700                   *
Robert W. Dyke ................................               33,890(4)                *
James N. Howell ...............................                7,756(5)                *
Andrew R. Laidlaw .............................               12,490                   *
John T. Lane ..................................                1,000                   *
Frank A. LePage ...............................                4,990                   *
Reynold C. MacDonald ..........................               55,000                   *
Brian W. H. Marsden ...........................              210,839(6)                1.8%
Allan L. Rayfield .............................                2,000                   *
William P. Sovey ..............................                1,490                   *
L. Frederick Sutherland .......................                2,000                   *
Edward P. Weber, Jr ...........................               55,994(7)                *
Jerry F. Williams .............................               79,035(8)                *
William R. Wilson .............................               26,990                   *
All directors and executive officers as a
  group, 18 persons............................     653,598(3)(4)(5)(6)(7)(8)(9)       5.6%

-------------------
*  Less than 1% of class

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934.

(3) Includes 79,400 shares which are not now owned but could be acquired by exercise of vested stock options, 2,500 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 3,532 shares held by the trustee of the Company's Salaried Employees' Stock Ownership Plan ("SERSP") which are attributable to Mr. Bennett's account.

(4) Includes 27,350 shares which are not now owned but could be acquired by exercise of vested stock options, 600 shares which are subject to conditions of forfeiture and restrictions on sales, transfer or other disposition, and 5,621 shares held by the trustee of the SERSP which are attributable to Mr. Dyke's account.

(5) Includes 1,250 shares which are not now owned but could be acquired by exercise of vested stock options, 1,200 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, and 256 shares held by the trustee of the SERSP which are attributable to Mr. Howell's account.

(6) Includes 121,150 shares which are not now owned but could be acquired by exercise of vested stock options and 2,500 shares owned by a family member as to which shares Mr. Marsden disclaims beneficial ownership.

(7) Includes 37,650 shares which are not now owned but could be acquired by exercise of vested stock options, 1,500 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 50 shares held by family members, and 3,762 shares held by the trustee of the SERSP which are attributable to Mr. Weber's account.

(8) Includes 43,800 shares which are not now owned but could be acquired by exercise of vested stock options, 1,500 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, and 17,236 shares held by the trustee of the SERSP which are attributable to Mr. Williams' account.

(9) Includes 36,100 shares which are not now owned but could be acquired by exercise of vested stock options and a total of 12,540 shares held by the trustee of the SERSP which are attributable to the accounts of three executive officers who are not named in "Executive Compensation" below.



                              --------------------



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent shareowners are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 filed.

     Based solely on the Company's review of the copies of such forms it has filed on behalf of officers or directors or received from them and written representations from certain reporting persons that they were not required to file Forms 4 or 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998 with three exceptions: Mr. Marsden was one month late filing a Form reporting the acquisition of shares of Company Common Stock; Messrs. Dyke and Shope were one month and three months late, respectively, filing Forms reporting the disposition of shares of Company Common Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during 1998 for services in all capacities in the fiscal years 1996, 1997 and 1998.


                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION                 LONG TERM COMPENSATION AWARDS
                                               -----------------------------------------  ------------------------------------------
                                                                                OTHER     RESTRICTED   SECURITIES
                                                                               ANNUAL        STOCK     UNDERLYING      ALL OTHER
                                                       SALARY     BONUS     COMPENSATION    AWARDS       OPTIONS     COMPENSATION
 NAME AND PRINCIPAL POSITION                    YEAR     ($)     ($)(1)          ($)        ($) (2)        (#)          ($)(3)
 ---------------------------                    ----   -------   -------    ------------   --------    ----------    ------------
Stephen D. Bennett .......................      1998   445,000         0             (4)          0      20,000          27,661
  President and Chief                           1997   405,000   133,875(5)          (4)     12,688      24,000          26,180
  Executive Officer                             1996   345,800    45,500             (4)     84,375      24,000          43,043

Robert W. Dyke(6)                               1998   204,000    57,108             (4)          0       8,000          17,258
  Senior Vice President-Fabricating             1997   177,340    69,828             (4)      1,813       7,000          12,311
                                                1996   155,000    35,895       19,994(6)     16,875       6,000          20,998

James N. Howell(7) .......................      1998   210,000         0       58,205(7)          0       8,000          14,438
Senior Vice President -                         1997    70,000    43,688(7)    16,131(7)     19,625      15,000               0
Steel Making                                    1996      --        --           --            --          --              --


Edward P. Weber, Jr.......................      1998   180,000    30,812             (4)          0       5,000          14,162
  Vice President,                               1997   170,000    66,938(5)    18,714(8)      1,813       7,000          12,412
  General Counsel                               1996   158,500    16,100       19,462(8)     42,188       7,000          19,206
  and Secretary

Jerry F. Williams ........................      1998   207,500    36,804             (4)          0       5,000          16,366
  Vice President-                               1997   203,000    66,938(5)          (4)      1,813       7,000          14,814
  Finance and                                   1996   191,000    19,700       23,173(9)     42,188       7,000          23,177
  Administration and Chief
  Financial Officer



-----------------

(1) Except as otherwise footnoted, amounts in this column are for cash bonuses paid pursuant to the Company's 1994 Executive Incentive Compensation Plan, as amended and restated.

(2) The total number and value of the aggregate restricted shares held at December 27, 1998, based on $0.315, the average of the high and low prices of the Common Stock as of that date, were as follows: Mr. Bennett, 9,500 shares, value $2,992.50; Mr. Dyke, 600 shares, value $189.00; Mr. Howell, 3,100 shares, value $ 976.50; Mr. Weber, 5,000 shares, value $1,575.00; and Mr. Williams, 5,000 shares, value $1,575.00. Dividends, if any are declared, are payable on restricted shares.

          The vesting schedule for stock awards granted on September 1, 1997 is 20% of the shares granted on March 2, 1998, 1999, 2000 and 2001. A total of 2,000 shares were granted to Mr. Howell in five 400 share installments. Messrs. Bennett, Dyke, Weber and Williams were not granted stock awards on that date.

          The stock awards granted on January 24, 1997 vested in their entirety on July 25, 1997. The total number of shares granted is as follows: Mr. Bennett 700 shares; Mr. Dyke 100 shares; Mr. Howell, none, Mr. Weber, 100 shares; and Mr. Williams, 100 shares.

          The vesting schedule for stock awards granted on June 20, 1996 is 20% of the shares granted on December 21, 1996, 1997, 1998, 1999 and 2000. The total number of shares granted and the number of shares of each installment are as follows: Mr. Bennett, 5,000 shares granted in installments of 1,000 each; Mr. Dyke 1,000 shares granted in installments of 200 each; Mr. Howell, none; Mr. Weber 2,500 shares granted in installments of 500 each; and Mr. Williams 2,500 shares granted in installments of 500 each.

(3) Amounts in this column are Company contributions to the Company's (i) Salaried Employees' Retirement Savings Plan ("SERSP"), (ii) Employee Stock Ownership Plan ("ESOP"), and, (iii) until the date of the Chapter 11 Filing, where the annual compensation of the individual exceeds the IRS statutory limit for 1998 of $160,000, to the Company's Deferred Compensation Plan ("DCP"), based on amounts earned by such executive officers during 1998. The Company contributions to the SERSP, ESOP and DCP for executive officers are based on the same percentages as for all other eligible employees of the Company. The ESOP was merged into the SERSP effective March 1, 1999 and no further contributions will be made to the ESOP by the Company.

(4) Except as indicated, the dollar value of perquisites and other personal benefits for such executive officers was less than the established reporting thresholds.

(5) This amount represents the dollar value of stock awards granted to this executive officer on January 28, 1998 at $9.5625, the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on that date, as reported in The Wall Street Journal, in lieu of a cash bonus for 1997. The vesting schedule was 50% of the shares granted on the date of grant and 50% of the shares on January 28, 1999.

(6) Mr. Dyke has been President of Acme Packaging Corporation, a subsidiary of the Company, since 1992, became Group Vice President of the Company on September 1, 1997 and Senior Vice President-Fabricating of the Company on February 1, 1998. The amounts of compensation and benefits reported for 1996 and a portion of his compensation and benefits reported for 1997 were paid by Acme Packaging Corporation. The amount reported for Mr. Dyke under Other Annual Compensation in 1996 includes $14,709 for automobile expenses and $5,285 for country club fees and dues, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Dyke in 1996.

(7) Mr. Howell became an executive officer of the Company on February 1, 1998. From September 1, 1997 through January 1998 he was an officer of Acme Steel Company, a subsidiary of the Company. His compensation and benefits reported for 1997 and a portion of his compensation and benefits reported for 1998 were paid by Acme Steel Company. The amount reported for Mr. Howell under Bonus in 1997 includes a $15,000 sign-on bonus paid to him in September 1997 when he joined the Company and the dollar value of stock awards granted to him on January 28, 1998 at $9.5625, the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on that date, as reported in The Wall Street Journal, in lieu of a cash bonus for 1997. The vesting schedule was 50% of the shares granted on the date of grant and 50% of the shares on January 28, 1999. The amount reported for Mr. Howell under Other Annual Compensation in 1997 includes $11,268 for relocation expenses and $4,863 for automobile expenses, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Howell in 1997; the amount in 1998 includes $41,055 for relocation expenses and $17,151 for automobile expenses, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Howell in 1998.

(8) The amounts reported for Mr. Weber include $14,964 and $19,462 for automobile expenses in 1997 and 1996, respectively, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Weber for such years.

(9) The amount reported for Mr. Williams consists of $15,080 for automobile expenses and $8,093 for country club fees and dues, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Williams in 1996.

STOCK OPTION GRANTS IN 1998


     The following table sets forth certain information relating to options to purchase Common Stock granted in fiscal year 1998 to the five individuals named in the Summary Compensation Table.


                      OPTION GRANTS IN LAST FISCAL YEAR (1)


                                                           INDIVIDUAL GRANTS IN 1998
                             ---------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                              NUMBER OF    PERCENT OF                                      AT ASSUMED ANNUAL RATES
                             SECURITIES   TOTAL OPTIONS                                      OF STOCK PRICE
                             UNDERLYING    GRANTED TO     EXERCISE OR                         APPRECIATION
                               OPTIONS    EMPLOYEES IN     BASE PRICE                        FOR OPTION TERM
                              GRANTED(2)     FISCAL       PER SHARE(4)   EXPIRATION     ---------------------------
             NAME                (#)         YEAR(3)        ($/SH)           DATE         5% ($)         10% ($)
             ----            ----------   -------------   -----------     ----------    --------      -------------
Stephen D. Bennett ........    20,000        25.8%          $  8.00         5/28/08      100,623          254,999
Robert W. Dyke ............     8,000        10.3%          $  8.00         5/28/08       40,249          102,000
James N. Howell ...........     8,000        10.3%          $  8.00         5/28/08       40,249          102,000
Edward P. Weber, Jr .......     5,000         6.5%          $  8.00         5/28/08       25,156           63,750
Jerry F. Williams .........     5,000         6.5%          $  8.00         5/28/08       25,156           63,750

                              --------------------


(1)    Stock Appreciation Rights were not granted during fiscal 1998.

(2) All options to Messrs. Bennett, Dyke, Howell, Weber and Williams were granted on May 28, 1998. One fourth of the options become exercisable on each of May 28, 1999, 2000, 2001 and 2002 unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, disability or a change in control as defined in the Grant of Stock Option Agreement. The options were granted for a term of ten years, subject to earlier termination upon certain events related to termination of employment.

(3)     Based on 77,500 options granted to all employees during fiscal
     1998. In addition, 20,000 options were granted to non-employee directors on April 23, 1998.

(4) Exercise price is the market value per share on the date of grant, determined by calculating the average of the high and low prices of the Common Stock on the date of grant.

(5) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Common Stock.

AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options in 1998 to purchase Common Stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 27, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        FISCAL YEAR END OPTION VALUE (1)


                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                      SHARES                    OPTIONS AT 12/27/98               AT 12/27/98(2)
                                    ACQUIRED ON   VALUE     ----------------------------    ---------------------------
                                     EXERCISE   REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
           NAME                         (#)        ($)          (#)             (#)             ($)            ($)
           ----                     ----------  --------    -----------    -------------    -----------   -------------
Stephen D. Bennett ...........           0        N/A          79,400         38,000              0            0
Robert W. Dyke ...............           0        N/A          27,350         13,250              0            0
James N. Howell ..............           0        N/A           1,250         21,750              0            0
Edward P. Weber, Jr ..........           0        N/A          37,650         10,250              0            0
Jerry F. Williams ............           0        N/A          43,800         10,250              0            0

---------------

(1) No Stock Appreciation Rights have been granted by the Company.

(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, $0.3125, minus the exercise price. No options were in-the-money at fiscal year end.

DEFINED BENEFIT PLAN

                    AVERAGE ANNUAL EARNINGS                     ESTIMATED ANNUAL PENSION PAYABLE
                       FOR THE 5 HIGHEST                                      ($)
                    12-MONTH PERIODS DURING                   BASED ON YEARS OF SERVICE INDICATED
                    THE LAST 10 CONSECUTIVE                 -----------------------------------------
                       12-MONTH PERIODS                     15 YEARS         20 YEARS       25 YEARS
                    ------------------------                --------         --------      ----------
                    $       100,000                           12,634          20,509         28,384
                    $       150,000                           24,447          36,259         48,072
                    $       200,000                           36,259          52,009         67,759
                    $       250,000                           48,072          67,759         87,447
                    $       300,000                           59,884          83,509        107,134
                    $       400,000                           83,509         115,009        146,509
                    $       500,000                          107,234         146,509        185,884
                    $       600,000                          130,759         178,009        225,259
                    $       700,000                          154,384         209,509        264,634
                    $       800,000                          178,009         241,009        304,009
                    $       900,000                          201,634         272,509        343,384



     Since May 29, 1986 Acme Steel Company has maintained the "Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees" (the "Consolidated Plan"). Effective July 31, 1994, the Acme Metals Incorporated Salaried Employees' Past Service Pension Plan, the plan which provided benefits to certain employees of the Company, including certain executive officers, was merged into the Consolidated Plan, which became the "Consolidated Pension Plan for Acme Salaried and Hourly Employees." Effective January 1, 1994, the Company adopted the Acme Metals Incorporated Supplemental Benefits Plan (the "Supplemental Benefits Plan") to pay benefits to employees of the Company, which would be payable under the Consolidated Plan, except for the limits imposed under the Internal Revenue Code of 1986 (the "Code"). The Supplemental Benefits Plan is a non-qualified plan for purposes of ERISA and is unfunded. Payments under the Supplemental Benefits Plan have been suspended since September 28, 1998, the date on which the Company filed for protection under Chapter 11 of the United States Bankruptcy Code (the "Chapter 11 Filing").

     The Consolidated Plan provides benefits based on years of credited service with the Company (including prior service with Acme Steel Company) through December 31, 1981 and average annual earnings for the five highest twelve-month periods during the ten consecutive twelve-month periods preceding retirement. The Company and Mr. Marsden are parties to a deferred compensation agreement which entitled Mr. Marsden to a supplemental pension benefit equivalent to ten years of additional credited service under the Consolidated Plan. Corporate funds, rather than pension trust assets, have been used for payment of these supplemental benefits to Mr. Marsden and any pension benefits payable in excess of the maximum amount permitted under the Code. Mr. Marsden was deemed to have approximately 15 years of credited service at his retirement as an employee of the Company on March 1, 1997. Pension benefits payable to Mr. Marsden in excess of the maximum amounts permitted under the Code were provided under the Supplemental Benefits Plan until the date of the Chapter 11 Filing. Mr. Williams has approximately 18 years of credited service. Any pension benefits to Mr. Williams in excess of the maximum amounts permitted under the Code would be provided under the Supplemental Benefits Plan unless he experiences a "Discharge for Cause" (as defined in the Supplemental Benefits Plan). Messrs. Bennett, Dyke, Howell and Weber joined the Company after December 31, 1981 and therefore do not participate in the Consolidated Plan. The status of the Supplemental Benefits Plan and future payments from it are uncertain as a result of the Chapter 11 Filing.

     The preceding table is based upon retirement at age 65, a pension payable for the life of the retiree only, and a social security offset of $10,468.00 per year. Different benefits under the Consolidated Plan may be payable for persons whose employment terminates prior to age 65. For purposes of the table, average annual earnings include salaries and bonuses paid or deferred during the twelve-month period.

     The Consolidated Plan provides a transition pension for salaried employees, including certain executive officers, who were employed on December 31, 1981, if the benefit attributable to certain contributions by the Company after December 31, 1981 under the Company's Salaried Employees' Retirement Savings Plan (the "SERSP") is less than the benefit under the Consolidated Plan, which would be attributable to continuous service between January 1, 1982 and the earlier of December 31, 1991 or termination of employment. The amount attributable to such Company contributions from 1982 through 1988 is all Company contributions in excess of six and one-half percent of the participant's earnings and from 1989 through 1991 is all Company contributions, for each calendar quarter of continuous service, together with amounts which would have been earned had such contributions been invested and reinvested in the SERSP in the (i) Diversified Investment Fund from January 1, 1982 through August 31, 1995, and (ii) Vanguard Asset Allocation Fund commencing September 1, 1995. In the case of executive officers, earnings are the same for purposes of the SERSP as for purposes of the Consolidated Plan. Future performance of the Vanguard Asset Allocation Fund, annuity interest rates, and the earnings of participants during the ten years preceding retirement will determine whether or not any transition pension will be payable. Unless a participant becomes entitled to a transition pension, years of credited service after December 31, 1981 will have no effect on any estimated annual pension payable pursuant to the Consolidated Plan.

CHANGE IN CONTROL ARRANGEMENTS

    The Company had a Key Executive Severance Pay Plan (the "Original Severance Plan") in place from January 22, 1987 until February 23, 1999. The Original Severance Plan covered designated executive officers of the Company and its subsidiaries and provided certain benefits if a designated officer's employment with the Company was terminated within three years after a "Change in Control" of the Company (as defined in the Original Severance Plan). The Original Severance Plan was terminated by order of the Bankruptcy Court on February 23, 1999 and replaced in its entirety by a section of the severance component of the Company's Key Employee Retention Plan, which was approved by the Bankruptcy Court on February 23, 1999 (the "New Plan").

    The Change in Control section of the severance component of the New Plan (the "Change in Control Plan") will provide lump sum severance payments to designated participants whose employment with the Company is terminated involuntarily and without "Cause" (as defined in the New Plan) as a consequence of the Chapter 11 Reorganization process or as a result of a Change in Control (as defined in the New Plan). In addition, following a Change in Control a designated participant may elect to terminate his or her employment without loss of severance benefits in certain specified contingencies, including termination of the participant's position as an officer or director; a significant adverse change in the participant's position, duties or compensation; a good faith determination by the participant that as a result of the Change in Control he or she is unable to carry out the authorities, powers, functions or duties attached to his or her position; or excessive travel requirements or the substantial relocation of the participant's place of work (such events being deemed to be "Constructive Termination"). Any amounts paid to participants pursuant to the retention payment component of the New Plan will be deducted from the amounts payable pursuant to the Change in Control Plan.

    Under the New Plan, a Change in Control is deemed to have occurred if at any time from February 23, 1999 until one year following the date upon which the Bankruptcy Court approves an order confirming a Plan of Reorganization (as defined in the New Plan), (i) there occurs a consolidation, dissolution, liquidation, merger, sale, lease, exchange or other transfer of all or a significant portion of the Company's business and/or assets, or there occurs a Reorganization of the Company in which the Company is not the surviving entity or pursuant to which debt is exchanged for voting securities of the Company resulting in the holders of the Company's voting securities immediately prior to the Reorganization holding less than 75% of the outstanding voting securities of the surviving or acquiring entity; (ii) the Company sells, leases, exchanges or transfers all or substantially all of its business and/or assets to another entity less than 75% of whose outstanding voting securities are owned by the holders of the Company's voting securities immediately prior to such transfer;
(iii) the Company's shareholders approve a plan for the liquidation or dissolution of the Company; (iv) a filing is made with the Securities and Exchange Commission disclosing the beneficial ownership by any person or group of 51% or more of the voting power of the Company; (v) during any period of two consecutive years, individuals who were directors at the beginning of such period cease to constitute a majority of the Board of Directors of the Company without the approval of two-thirds of the directors still in office who were directors at the start of such two-year period; (vi) prior to a confirmation of a Plan of Reorganization, an event or events, occur which the Board of Directors, with the consent of the Official Committee of Unsecured Creditors of the Company or the approval of the Bankruptcy Court, determines to be a Change in Control; (vii) after the confirmation of a Plan of Reorganization, an event or events occur which the Board of Directors determines to be a Change in Control.

    Participants covered by the New Plan are divided into three groups. All of the individuals named in the Summary Compensation Table are in Group I. In the event of the involuntary termination or Constructive Termination of their employment pursuant to the terms of a Change in Control, they will be entitled to receive a sum equal to one and one-half times the sum of (i) their base salary as of the date of their termination, plus (ii) an amount equal to the average of the compensation paid to them pursuant to the Company's Executive Incentive Compensation Plan or the New Plan, whichever is applicable, for the two years prior to termination. In addition, such individuals will be paid an amount to cover premiums for hospitalization, medical and accident insurance premiums for a period of eighteen months. For a period of eighteen months following termination, such individuals will be entitled to receive all benefits to which they are presently entitled as participants under the Company's Salaried Employees' Retirement Savings Plan, the Consolidated Plan or other severance compensation, deferred compensation, disability and/or retirement plans.

    The net amount payable to any participant under the Change in Control Plan, taking into account payments under Other Plans, (as defined in the New Plan) as appropriate, may not exceed 2.99 times the participant's "base amount" (as defined in Section 280G of the Internal Revenue Service Code of 1986, as amended the ("Code")), which generally, is the average of the participant's taxable annual income received from the Company during the five-year period preceding the Change in Control, to avoid the special tax rules applicable to "excess parachute payments" under federal income tax legislation enacted in 1984.

    To protect both the Company and any participant, if the severance compensation under the Change in Control Plan, either alone or together with other payments to a participant, would constitute "excess parachute payments", as defined in Section 280G of the Code, such severance compensation payment would be reduced to the largest amount as would result in no portion of such payments being disallowed as deductions to the Company under Section 280G of the Code and no portion of such payments subjecting a participant to the excise tax imposed by Section 4999 of the Code. The determination of such reductions will be made, in good faith, by the Company's independent accountants and will be conclusively binding upon the Company and such participant.

                                PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of Acme Metals Incorporated on Executive Compensation shall not be incorporated by reference into any such filings.

     The performance graph below provides an indicator of the cumulative total shareholder return for the Company for a five-year period as compared with the cumulative total return of the Russell 2000 Index of companies and a group of peer companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                  ACME METALS INCORPORATED, RUSSELL 2000** AND
                            VALUE LINE PEER GROUP***

                                     [GRAPH]












                     ACME METALS (1)              RUSSELL 2000               PEER GROUP

          DATE                             ACME METALS       RUSSELL 2000     PEER GROUP
          ----                             -----------       ------------     ----------
    December 1993.......................      $100.00           $100.00         $100.00
    December 1994.......................      $100.34           $ 98.18         $103.15
    December 1995.......................      $ 79.17           $126.10         $ 97.06
    December 1996.......................      $107.64           $146.90         $103.68
    December 1997.......................      $ 54.86           $179.75         $ 93.14
    December 1998.......................      $  1.67           $175.18         $ 78.92

--------------------------
(1) During the second half of fiscal 1994, the Company issued a total of 5,975,000 shares of Common Stock, thereby more than doubling the number of shares of Common Stock outstanding.

* Assumes $100 invested on December 31, 1993 in Common Stock, the Russell 2000 Index, and the Value Line Peer Group of companies and assumes the reinvestment of dividends on a quarterly basis.

** The Russell 2000 Index consists of 2,000 companies with a range of capitalization comparable to the Company.

*** The Value Line Integrated Steel Peer Group for 1998 consists of the companies in the Value Line Investment Survey -- Steel Group (integrated), and includes AK Steel Holdings, Bethlehem Steel Corp., British Steel, Dofasco, Inc., Inland Steel Industries, Inc., LTV Corp., USX-U.S. Steel Group, in addition to Acme Metals Incorporated. These companies are engaged in substantially the same industry and are subject to the same market influences as the Company. From 1994 through 1995, Stelco Industries Inc. was included in the Value Line Peer Group, and British Steel was not so included; from 1992 through 1996 WHX Corp. (now known as Weirton Steel) was included in the Value Line Peer Group and AK Steel Holdings was not so included.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report is submitted by the Compensation Committee of the Board of Directors to provide the shareholders with an understanding of the Company's executive compensation program.

THE COMMITTEE

    The Committee is composed of six independent non-employee members of the Board, each of whom meets the definition of "non-employee director" as set forth in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. It is the Committee's responsibility to develop and review the total compensation paid to all executive officers of the Company and its subsidiaries. Annually, it receives recommendations from management and reviews those recommendations with professional outside compensation consultants prior to recommending compensation programs and levels to the full Board of Directors. The Committee held four meetings during the fiscal year ended December 27, 1998. No Committee members have interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION POLICIES AND OBJECTIVES

    The Company's overall compensation philosophy is to reward its key executives in line with median levels for similar positions in comparable metals or manufacturing industries, with individual base salaries reflecting their scope of responsibilities, impact on Company performance, experience, and proficiency in their position. As such, the Committee's principal objective in developing compensation opportunities is to support this philosophy and the Company's objective of maximizing enterprise value.

    As a result of the Chapter 11 Filings by the Company and its principal subsidiaries on September 28, 1998, the Committee has recognized the need to adopt, and the Bankruptcy Court has approved, a Key Employee Retention Plan, ("Retention Plan") which is designed to encourage key employees to remain with the Company throughout the Chapter 11 Reorganization proceedings. The continued employment of these individuals is critical to the Company's ability to successfully achieve the Reorganization of the Company.

    To achieve these goals, the Committee has implemented the following compensation program during the Reorganization period pursuant to the Retention Plan.

COMPENSATION PROGRAM COMPONENTS

    The particular elements of the compensation program for executive officers are outlined below.

         Base Salary -- Base salary opportunities are principally established at the median level of salaries in a peer group of public corporations wherein the Company competes for talent. Annual salary adjustments are recommended by the Committee to the Board of Directors based on the individual's performance against annual objectives, the individual's position within the assigned salary range, the Company's financial results, and peer group increase projections.

         Annual Incentive Compensation Component ("EIC") -- Within the first ninety days of each year, the Committee adopts, subject to ratification by the Board of Directors, the performance based EIC component, objectives for that year, designates the participants to one of five groups having varying ranges of EIC opportunities, and determines how EIC payments will be calculated. The maximum EIC opportunity for any individual, if maximum targets were to be met or exceeded, is seventy-five percent of his base salary for the year in question. In 1998, the corporate performance criteria was divided between return on equity and return on investment criteria, subject to achievement of a subsidiary's and/or the Company's 1998 Profit Plan objectives for return on equity/return on investment to earn the minimum EIC payment. EIC payments in future years will be dependent upon the Company achieving, or exceeding, the performance criteria established in those years. The Committee, subject to ratification by the Board of Directors and Bankruptcy Court approval, reserves the right to amend, suspend or terminate, in whole or in part, any or all provisions of the EIC component of the Retention Plan, provided the same does not result in an increase in the awards made to the Chief Executive Officer or certain other executive officers.

         Retention Payment Component ("Retention Payment") -- This part of the Retention Plan would provide a lump sum payment, equal to a percentage of annual salary, to an employee who remains with the Company throughout and beyond the Reorganization process. The Retention Payment component has four levels of participation based upon an individual's responsibilities within the Company.

    The applicable Retention Payment would accrue monthly during each year, or partial year, until a Plan of Reorganization is confirmed by the Court. At the time the Plan of Reorganization is confirmed, one-half of the accrued Retention Payment would be paid to each respective employee; the balance (one-half) would be paid to such employee one year following the Court's confirmation of the Plan of Reorganization, in each case only if the employee remains with the Company through that date.

    The maximum Retention Payment opportunity for any individual is thirty percent (30%) of his base salary of any year in question. The entire accrued Retention Payment for a participant will be paid in the event a participant's business unit is sold or in the event the Chapter 11 Reorganization proceedings are converted to Chapter 11 or Chapter 7 liquidation proceedings.

         Severance Payment Component ("Severance Payment") -- In those circumstances which dictate certain employees be terminated involuntarily as a consequence of the Reorganization process or in connection with a Change in Control of the Company, these employees would receive a lump sum Severance Payment to provide adequate financial security to the employees and their families while they secure new employment. The Severance Payment component has three levels of payment which are correlated with the amount of time it would reasonably take a participant to locate new employment comparable to his or her prior position with the Company. The Severance Payment component will remain in effect for one year following the confirmation of a Plan of Reorganization.

    The maximum Severance Payment authorized for any individual pursuant to the Severance Payment component would be an amount equal to one and one-half times the sum of (i) an individual's base salary as of the date of involuntary termination plus (ii) an amount equal to the average annual EIC paid to the individual for the two years prior to involuntary termination. Severance Payments would also include a separate amount to cover premiums for continuation of medical insurance for a maximum of eighteen months. In addition, individuals would be entitled to receive all benefits to which they are presently entitled as participants under the Company's Salaried Employee's Retirement Savings Plan, the Consolidated Plan or other severance compensation, deferred compensation, disability and/or retirement plans.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer's compensation is also reviewed annually and is compared to other chief executive officers of public corporations, similar in size and character to the Company, by an independent, professional consulting firm. In determining the Chief Executive Officer's salary in 1998, the Committee took into account the Company's financial performance as compared to other similarly situated companies, his individual contributions and responsibilities. The Committee is also influenced by the Chief Executive Officer's experience within the steel industry, his representation of the Company within the industry, and his stature within industry organizations. The Committee believes it is important to compensate the Chief Executive Officer at an appropriate level within the salary range of his peers in similar businesses of equivalent size and complexity. The Chief Executive's annual base salary was $445,000 for fiscal 1998.

    In 1998 the Chief Executive Officer was granted options to purchase 20,000 shares of Common Stock at $8.00 per share. He was also granted 14,000 stock awards during 1998 at a grant price of $9.5625 per share; these stock awards earned out in two installments, one-half on the date of grant and one-half on the first anniversary of the date of grant, as did the stock awards granted to the Company's other key officers in 1998.

LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In 1993, the Internal Revenue Code (the "Code") was amended (I.R.C.
Section 162(m)) to impose a new limitation, beginning in 1994, on a corporation's ability to deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Covered Executives"). Generally, amounts paid to Covered Executives in excess of the $1,000,000 limitation are not deductible by the Company, unless such compensation qualifies under I.R.C. Section 162(m) and the regulations proposed thereunder, as performance-based compensation.

    The Committee has amended the Company's executive compensation plans in a manner which it believes will qualify certain components of its executive compensation program (1994 Executive Incentive Compensation Plan and 1994 Stock Incentive Program) as performance-based compensation.

    The Company will continue to monitor the requirements of the Code and to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.

SUMMARY

    The Committee believes that the total executive compensation program of the Company is competitive with compensation programs provided by other corporations in similar circumstances and with which the Company competes. Further, the Key Employee Retention Plan is directly linked to both the annual financial and operational results of the Company, and the Company's ability to retain key personnel throughout the Chapter 11 Reorganization process in order to enable the Company to complete the Chapter 11 Reorganization process in the shortest feasible time.

    Submitted by the Compensation Committee of the Board of Directors:  Frank
A. LePage, Chairman, John T. Lane, Allan L. Rayfield, William P. Sovey, L. Frederick Sutherland and William R. Wilson.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal year 1998, the Company made payments to ARAMARK Corporation ("ARAMARK") in the amount of $86,769 for food and uniform services; Mr. MacDonald was until February, 1999 a director and Mr. Sutherland is an executive officer of ARAMARK. The Company paid $56,669 for professional services Seyfarth, Shaw, Fairweather and Geraldson, a law firm of which Mr. Laidlaw is a partner. These transactions were in the ordinary course of business, at competitive prices and terms and at arm's length. In the opinion of management, in no instance have the amounts involved been material in relation to the business of the Company or, to the knowledge and belief of management of the Company, to the business of the other organizations or to the individuals concerned.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors, acting upon the recommendation of its Audit Review Committee, on November 19, 1998 appointed PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 26, 1999.

     The appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year 1999 is conditioned upon the ratification of such appointment at the Annual Meeting. In the event such appointment is not so approved, the Board of Directors will reconsider its selection of independent accountants. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to questions and will have an opportunity to make a statement if he so desires.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS WHICH IS PRESENTED AS PROPOSAL NO. 2.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy for the 2000 Annual Meeting of Shareholders, any shareholder proposal intended to be presented at that meeting must be received by the Company at the address shown on the first page of this Proxy Statement on or before November 22, 1999.

                                 OTHER BUSINESS

     The Annual Meeting of Shareholders will be held for the transaction of business described above and for the transaction of such other business as may properly come before the meeting. At the date of this Proxy Statement, the only business which management intends to present, or knows others will present, is described in this Proxy Statement. If other matters properly come before the Annual Meeting, the Proxies, in their discretion, are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                             By order of the Board of Directors,

                                             /s/ Edward P. Weber, Jr.
                                             ------------------------
                                             Edward P. Weber, Jr.
                                             Secretary

Dated: March 17, 1999





     SHAREHOLDERS WITH QUESTIONS CONCERNING ACME METALS INCORPORATED AND ITS OPERATIONS OR REQUESTING A COPY OF THE COMPANY'S REPORT ON FORM 10-K SHOULD DIRECT INQUIRIES TO JOEL L. HAWTHORNE, DIRECTOR, INVESTOR AND PUBLIC RELATIONS, ACME METALS INCORPORATED, PHONE 708-841-8383, EXT. 2266.

--------------------------------------------------------------------------------

ADMISSION

     If you plan to attend the Annual Meeting and are a shareholder of record, please check your proxy card in the space provided for that purpose. We will not be issuing admission cards, but checking the box will pre-register you for the Annual Meeting. If you plan to attend the Annual Meeting and your shares are held in the name of a broker or other nominee, please bring a proxy or letter from them to the Annual Meeting to confirm your ownership of shares.

LOCATION

     The Wyndham Toledo Hotel is located at Two SeaGate/Summit Street, Toledo Ohio 43604. The telephone number of the Hotel is (419) 241-1411. The meeting will be held in Salon B located on the main level of the Hotel.

--------------------------------------------------------------------------------

                            ACME METALS INCORPORATED
                            13500 SOUTH PERRY AVENUE
                         RIVERDALE, ILLINOIS 60827-1182

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned acknowledges receipt of the accompanying Notice of Meeting and 1999 Proxy Statement and hereby appoints Edward P. Weber, Jr. and Jerry F. Williams, and each of them, Proxies, with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Acme Metals Incorporated to be held at the Wyndham Toledo Hotel, Two SeaGate/Summit Street, Toledo, Ohio 43604 on Thursday, April 22, 1999, at 10:00 a.m. Eastern Daylight Saving Time, and at any adjournment or postponements thereof with the same force and effect as the undersigned might or could do if personally present thereat.


Election of Directors                           Comments:
(see reverse side)                              (such as change of address)
Nominees:
Class I Directors                               --------------------------------
    John T. Lane
    Allan L. Rayfield                           --------------------------------
    L. Frederick Sutherland
                                                --------------------------------
Class III Director
    William R. Wilson                           --------------------------------

                                                (If you have written in the
                                                above space, please mark the
                                                corresponding box on the reverse
                                                side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS (SEE ACCOMPANYING PROXY STATEMENT). THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE SIDE


                              FOLD AND DETACH HERE

[x]   Please mark your
      votes as in this
      example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Election of Directors and FOR Proposal 2.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                                                      FOR             WITHHELD
1.  Election of Directors                             [ ]               [ ]

For, except vote withheld from the following nominee(s):

---------------------------------------------


                                                FOR       AGAINST        ABSTAIN
2.  Approval of independent                     [ ]         [ ]            [ ]
     accountants

3. In the discretion of the Proxies named herein, upon such other matters as may properly come before the meeting.

Change of address/

I plan to attend the Annual Meeting of Shareholders.

  comments on reverse

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

-----------------------------------------------------

-----------------------------------------------------
        Signature(s)                     Date



                              FOLD AND DETACH HERE